Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 33-56614, No. 2-93472, No. 2-94639, No. 33-79518, No. 33-89782, No. 33-90630, No. 33-91690, No. 33-60473, No. 33-60475, No. 333-30937, No. 333-62709, No. 333-88087, No. 333-38232, No. 333-40368, No. 333-55748, No. 333-74816, No. 333-89278, No. 333-97477, No. 333-103628, No. 333-103613, No 333-112454, and No. 333-116259) on Form S-8 of Synovus Financial Corp. of our reports dated March 3, 2006, with respect to the consolidated balance sheets of Synovus Financial Corp. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports are incorporated by reference in the December 31, 2005 annual report on Form 10-K of Synovus Financial Corp.
Our report dated March 3, 2006, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, contains an explanatory paragraph that states that Synovus’ majority owned subsidiary, Total System Services, Inc., acquired Vital Processing Services, L.L.C. (Vital) during 2005. Management excluded from its assessment of the effectiveness of Synovus Financial Corp.’s internal control over financial reporting as of December 31, 2005, Vital’s internal control over financial reporting. Our audit of internal control over financial reporting of Synovus Financial Corp. also excluded an evaluation of the internal control over financial reporting of Vital.
Atlanta, Georgia
March 3, 2006

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-37403 and No. 333-104625) on Form S-3 of Synovus Financial Corp. of our reports dated March 3, 2006, with respect to the consolidated balance sheets of Synovus Financial Corp. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports are incorporated by reference in the December 31, 2005 annual report on Form 10-K of Synovus Financial Corp.
Our report dated March 3, 2006, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, contains an explanatory paragraph that states that Synovus’ majority owned subsidiary, Total System Services, Inc., acquired Vital Processing Services, L.L.C. (Vital) during 2005. Management excluded from its assessment of the effectiveness of Synovus Financial Corp.’s internal control over financial reporting as of December 31, 2005, Vital’s internal control over financial reporting. Our audit of internal control over financial reporting of Synovus Financial Corp. also excluded an evaluation of the internal control over financial reporting of Vital.
Atlanta, Georgia
March 3, 2006